EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                FOR RELEASE DECEMBER 19, 2007

FOR FURTHER INFORMATION, CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI CORP. ANNOUNCES
2007 THIRD QUARTER RESULTS

•	Third quarter 2007 loss per share was $(1.57) versus $(0.15) in the comparable 2006 quarter – significantly impacted by transitional expenses associated with the PictureMe acquisition.

•	Third quarter 2007 net sales were $135.4 million versus $77.1 million in the comparable 2006 quarter - aided by inclusion of full quarter of PictureMe brand sales.

o	Excluding sales of the newly acquired PictureMe brand, sales declined $4.7 million in the third quarter to $72.4 million from $77.1 million in the comparable 2006 quarter.

•	Third quarter 2007 Adjusted EBITDA was $0.2 million versus $4.2 million in the comparable quarter of 2006 - significantly affected by transitional expenses associated with the PictureMe acquisition.

•
PictureMe integration efforts proceeding well.  The Company has converted 223 studios to digital technology, integrated several back office functions and implemented new marketing programs that are producing encouraging results.

    St. Louis, MO, December 19, 2007 – CPI Corp. (NYSE:  CPY) today reported a loss per share of $1.57 per diluted share for the 16-week third quarter ended November 10, 2007 compared to a $0.15 loss per diluted share in the comparable quarter of fiscal 2006.  The net loss for the third quarter of 2007 was $10.1 million versus a net loss of $1.0 million in the third quarter of 2006.  The Company’s overall results were significantly negatively impacted by transitional expenses associated with its recently acquired, and yet to be fully integrated, PictureMe Studio brand (PM).  The Company completed its acquisition of the assets of PM on June 8, 2007.  In accordance with purchase accounting guidelines, PM’s results of operations are included in the Company’s consolidated results from the date of acquisition and not in the Company’s historical results.

    Net sales for the third quarter of 2007 increased $58.3 million to $135.4 million from the $77.1 million reported in the third quarter of 2006 as a result of the inclusion of net sales of $63.0 million attributable to the Company’s PM brand.  Sears Portrait Studio’s  (SPS) net sales for the third quarter of 2007 declined $4.7 million, or approximately 6%, to $72.4 million from the $77.1 million reported in the third quarter of 2006.  The 2007 third quarter SPS sales performance was the result of an approximate 14% decline in sittings, partially offset by an approximate 9% increase in average sale per customer sitting.  The Sears Portrait Studio brand is experiencing lower customer response to its direct marketing programs and significantly reduced same-day business.  PM reported $63.0 million in sales for the fiscal 2007 third quarter which represents an approximate 2% increase in same store sales versus the comparable period of the prior year (such results not reported in the Company’s historical results).  This sales performance resulted from an approximate 11% increase in average sale per customer sitting, partially offset by an approximate 8% decline in sittings.  The Company believes that the increase in year over year PM same store sales is significantly attributable to its improved sales and marketing programs as well as the positive translation impact of the stronger Canadian dollar.

    Cost of sales was $15.1 million in the third quarter of 2007 compared to $7.8 million in the comparable prior year period.    The increase in cost of sales is attributable to the inclusion of PM cost of sales in the third quarter of 2007, partially offset by decreased production costs resulting from lower overall manufacturing production levels, additional gains in manufacturing productivity  and an improved product mix.

    Selling, general and administrative expenses were $120.8 million in the third quarter of 2007 versus $65.1 in the third quarter of 2006.  The increase in third quarter 2007 SG&A costs is attributable to the inclusion of PM’s costs, partially offset by the net effect of lower studio and corporate employment costs, reduced host sales commissions, increased advertising spending and increased restricted stock amortization expense associated with performance awards.

    The relatively high level of third quarter 2007 costs in proportion to sales reflect the acquired legacy cost structure of the former Portrait Corporation of America organization, and in particular, the cost of operating and supporting  the PM brand’s legacy, film-based  delivery platform pending conversion to digital.

    Depreciation and amortization was $10.1 million in the third quarter of 2007 compared to $5.1 million in the third quarter of 2006.  This increase is attributable to the inclusion in the third quarter of 2007 of depreciation and amortization related to the PM brand and includes $1.1 million of amortization of intangible assets resulting from the PM acquisition.

Other charges and impairments totaled $1.9 million during the third quarter of 2007 and represent severance accruals and other integration-related costs relative to the PM acquisition.

PM  Integration Update

    The Company’s integration efforts to date have focused on digital conversion preparations (223 U.S. studios converted to digital technology during the 2007 third quarter), transitioning of sales and marketing programs, implementing new measurement, monitoring and incentive systems in the field, integrating back-office/support functions, pruning unprofitable activities, and driving film manufacturing efficiencies pending conversion to the Company’s digital platform.

    The Company expects to transfer most PM operations to the Company’s existing support platforms during fiscal 2008 and plans to convert substantially all of the US studios to digital technology prior to the 2008 holiday selling season.

2007 Fourth Quarter Preliminary Sales Update

    SPS preliminary net sales for the first five weeks of the fiscal 2007 fourth quarter ended December 15, 2007 represent an approximate 8% decline versus the comparable period ended December 16, 2006.  This net decrease is the result of an approximate 14% decline in sittings, partially offset by an approximate 6% increase in average sale per customer sitting.  As discussed above, the Company is experiencing lower customer response to its Sears Portrait Studio direct marketing programs and significantly lower same-day business.

    Preliminary net sales for the PM brand on a comparable store basis for the first five weeks of the fiscal 2007 fourth quarter which ended December 15, 2007 represent an approximate 3% decline versus the comparable period (not included in the Company’s historical results) ended December 16, 2006.

    In connection with the acquisition of the assets of PCA on June 8, 2007 during the Company’s second fiscal quarter which ended July 21, 2007, the Company had not conformed certain of the accounting methods of the acquired entity to those of the Company.  This process was completed during the Company’s third fiscal quarter and, as a result, the Company will amend its previously-filed second quarter Form 10-Q to reflect the conforming entries to deferred revenues and related deferred cost.  This will result in increases to previously-reported net loss from continuing operations and net loss by $1.8 million and $1.2 million, respectively.  This amendment has no impact on the Company’s financial results reported in this release as of November 10, 2007 and for the sixteen and forty week periods then-ended.  The Company plans to file a Form 8-K on Thursday December 20, 2007 disclosing its intent to amend its second quarter 2007 Form 10-Q as discussed above.

# # # # # #

    The Company will host a conference call and audio webcast on Thursday, December 20, at 10:00 a.m. central time to discuss the financial results and provide a Company update. To participate on the call, please dial 888-260-4537 or 706-634-1012 at least 5 minutes before start time.

    The webcast can be accessed on the Company's own site at http://www.cpicorp.com as well as http://www.earnings.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 28238292. The replay will be available through December 27 by phone and for 30 days on the Internet.

# # # # #

    CPI is the leading portrait studio operator in North America offering photography services in approximately 3,100 locations in the United States, Puerto Rico, Canada and Mexico, principally in Sears and Wal-Mart stores.

    The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. We try to identify forward-looking statements by using words such as “plan,” “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend,” and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as our outlook for the integration of the PCA Acquisition, portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: the Company’s dependence on Sears and Wal-Mart, the approval of our business practices and operations by Sears and Wal-Mart, the termination, breach or increase of the Company’s expenses by Sears or Wal-Mart under our license agreements, customer demand for the Company’s products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, increased debt level due to the acquisition of Portrait Corporation of America, Inc (“PCA”), the ability to successfully integrate the PCA acquisition, implementation of marketing and operating strategies, and other risks as may be described in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 3, 2007 and its Form 10-Q for the 24 weeks ended July 21, 2007. The Company does not undertake any obligations to update any of these forward-looking statements.

Financial tables to follow …

CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	16 Weeks	Vs	16 Weeks	40 Weeks	Vs	40 Weeks	52 Weeks	Vs	52 Weeks

	Nov. 10, 2007		Nov. 11, 2006	Nov. 10, 2007		Nov. 11, 2006	Nov. 10, 2007		Nov. 11, 2006

Net sales	$135,391		$77,050	$261,256		$193,064	$361,994		$296,049

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	15,072		7,841	27,719		19,216	36,630		28,851
Selling, general and administrative expenses	120,787		65,129	224,654		156,311	289,637		220,147
Depreciation and amortization	10,079		5,086	19,669		13,318	23,273		18,012
Other charges and impairments	1,937		678	3,228		1,212	3,256		1,600
	147,875		78,734	275,270		190,057	352,796		268,610

(Loss) income from continuing operations	(12,484)		(1,684)	(14,014)		3,007	9,198		27,439

Interest expense	3,365		701	5,374		1,867	5,886		2,282

Interest income	537		128	1,254		260	1,558		546

Loss from extinguishment of debt	-		-	-		-	-		529

Impairment (recovery) and related obligations
of preferred security interest	-		(587)	-		(887)	-		(887)

Other income (expense), net	43		25	48		92	100		111

(Loss) earnings from continuing operations
before income tax (benefit) expense	(15,269)		(1,645)	(18,086)		2,379	4,970		26,172

Income tax (benefit) expense	(5,311)		(694)	(6,290)		846	1,970		10,078

Net (loss) earnings from continuing operations	(9,958)		(951)	(11,796)		1,533	3,000		16,094

Net earnings (loss) from discontinued operations
net of income tax expense (benefit)	(117)		-	(287)		-	(287)		-

Net (loss) earnings	$(10,075)		$(951)	$(12,083)		$1,533	$2,713		$16,094

Net earnings (loss) per common share - diluted
From continuing operations	$(1.55)		$(0.15)	$(1.85)		$0.24	$0.47		$2.39
From discontinued operations	(0.02)		-	(0.04)		-	(0.04)		-
Net (loss) earnings - diluted	$(1.57)		$(0.15)	$(1.89)		$0.24	$0.43		$2.39

Net earnings (loss) per common share - diluted
From continuing operations	$(1.55)		$(0.15)	$(1.85)		$0.24	$0.47		$2.40
From discontinued operations	(0.02)		-	(0.04)		-	(0.04)		-
Net (loss) earnings - diluted	$(1.57)		$(0.15)	$(1.89)		$0.24	$0.43		$2.40

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,402		6,351	6,386		6,374	6,404		6,727

Basic	6,402		6,351	6,386		6,353	6,378		6,705

MORE....

CPI CORP.
ADDITIONAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	16 Weeks	Vs.	16 Weeks	40 Weeks	Vs.	40 Weeks	52 Weeks	Vs.	52 Weeks

	Nov. 10, 2007		Nov. 11, 2006	Nov. 10, 2007		Nov. 11, 2006	Nov. 10, 2007		Nov. 11, 2006

Capital expenditures	$8,889		$955	$12,504		$2,625	$12,638		$3,025

EBITDA is calculated as follows:
Net earnings (loss) from continuing operations	$(9,958)		$(951)	$(11,796)		$1,533	$3,000		$16,094
Income tax expense (benefit)	(5,311)		(694)	(6,290)		846	1,970		10,078
Interest expense/loss from debt extinguishment	3,365		701	5,374		1,867	5,886		2,811
Depreciation and amortization	10,079		5,086	19,669		13,318	23,273		18,012
Other non-cash charges	62		-	79		25	96		92

EBITDA (1) & (5)	$(1,763)		$4,142	$7,036		$17,589	$34,225		$47,087

Adjusted EBITDA (2)	$174		$4,234	$10,264		$17,914	$37,481		$47,800

EBITDA margin (3)	-1.30%		5.38%	2.69%		9.11%	9.45%		15.91%

Adjusted EBITDA margin (4)	0.13%		5.50%	3.93%		9.28%	10.35%		16.15%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness.  EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$(1,763)	$4,142	$7,036	$17,589	$34,225	$47,087
EBITDA adjustments:
Impairment charges	-	-	7	179	7	327
Reserves for severance and related costs	-	594	1	679	29	918
Executive retirements/repositioning	-	7	6	171	6	172
Cost associated with acquisition	1,937	-	3,187	-	3,187	-
Contract terminations and settlements	-	-	-	-	-	-
Cost associated with strategic alternative review	-	78	-	183	-	183
Impairment (recovery) and related obligations
of preferred security interest	-	(587)	-	(887)	-	(887)
Other	-	-	27	-	27	-

Adjusted EBITDA	$174	$4,234	$10,264	$17,914	$37,481	$47,800

(3)	EBITDA margin represents EBITDA, s defined in (1), stated as a percentage of sales.
(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5)	As required by the SEC's Regulation G, a reconciliatin of EBITDA , a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	16 Weeks	Vs.	16 Weeks	40 Weeks	Vs.	40 Weeks	52 Weeks	Vs.	52 Weeks

	Nov. 10, 2007		Nov. 11, 2006	Nov. 10, 2007		Nov. 11, 2006	Nov. 10, 2007		Nov. 11, 2006

EBITDA	$(1,763)		$4,142	$7,036		$17,589	$34,225		$47,087
Income tax (expense) benefit	5,311		694	6,290		(846)	(1,970)		(10,078)
Interest expense	(3,365)		(701)	(5,374)		(1,867)	(5,886)		2,811
Adjustments for items not requiring cash:
Deferred income taxes	(2,080)		(611)	(2,469)		877	6,010		6,456
Deferred revenues and related costs	5,670		3,902	10,170		2,583	4,469		(4,277)
Impairment (recovery) and related obligations
of preferred security interest	-		(587)	-		(887)	-		(887)
Other, net	1,389		746	5,317		2,522	5,151		2,334
Decrease (increase) in current assets	(10,590)		(14,658)	(11,072)		(12,105)	913		(298)
Increase (decrease) in current liabilities	12,471		7,755	7,093		5,151	(614)		(4,591)
Increase (decrease) in current income taxes	(4,678)		(619)	(5,403)		96	(5,873)		(436)

Cash flows from continuing operations	$2,365		$63	$11,588		$13,113	$36,425		$32,499

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CPI CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
NOVEMBER 10, 2007 AND NOVEMBER 11, 2006
(In thousands)
(Unaudited)

	NOV. 10,	NOV. 11,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$36,030	$6,852
Other current assets	55,283	44,452
Net property and equipment	57,873	30,240
Intangible assets	65,369	513
Other assets	17,881	14,035

Total assets	$232,436	$96,092

Liabilities and stockholders' equity (deficit)

Current liabilities	$92,541	$64,205
Long-term debt obligations	110,738	11,833
Other liabilities	29,131	25,983
Stockholders' equity (deficit)	26	(5,929)

Total liabilities and stockholders'
equity (deficit)	$232,436	$96,092

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